UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 6, 2003

COMPUTER MOTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22755	77-0458805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130-B Cremona Drive, Goleta, California		93117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (805) 685-3729

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
COMPUTER MOTION, INC. PROFORMA CONSOLIDATED CONDENSED BALANCE SHEETS
SIGNATURES

Item 5. Other Events

     The Nasdaq National Market (“Nasdaq”) has requested that Computer Motion, Inc. (the “Company”) file this current report on Form 8-K to set forth the Company’s pro forma consolidated condensed balance sheet information as of November 30, 2002, to demonstrate the Company’s compliance with Nasdaq’s minimum stockholders’ equity requirement contained in Nasdaq Marketplace Rule 4450(a)(3).

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

     (b)  Pro Forma Financial Information

Computer Motion, Inc. pro forma consolidated condensed balance sheet information as of November 30, 2002 is set forth in this Current Report on Form 8-K.

COMPUTER MOTION, INC.
PROFORMA CONSOLIDATED CONDENSED BALANCE SHEETS
(Amounts in thousands, except par value)

		Proforma adjustments based upon shareholders' approval
		of Series C Preferred Stock which was received on
		January 27, 2003 and Robert W Duggan's investment therein
	Nov. 30, 2002
	(unaudited)	Jan. 27, 2003	Feb. 28, 2003 (1)	Proforma
ASSETS
Current assets:
Cash and cash equivalents	$4,745		$1,000	$5,745
Restricted cash	173			173
Accounts receivable, net of allowance for doubtful accounts and returns of $443	2,545			2,545
Inventories	8,368			8,368
Other current assets	1,058			1,058

Total current assets	16,889	—	1,000	17,889
Property and equipment, net	3,723	—	—	3,723
Other assets	56			56

Total assets	$20,668	$—	$1,000	$21,668

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Note payable to shareholder	$1,000	$(1,000)		$—
Accounts payable	3,130			3,130
Accrued expenses	4,608			4,608
Deferred revenue	2,276			2,276

Total current liabilities	11,014	(1,000)	—	10,014
Deferred revenue	1,237			1,237
Other liabilities	18			18

Total liabilities	12,269	(1,000)	—	11,269

Shareholders’ equity:
Mandatorily redeemable Series C convertible preferred stock, $.001 par value, authorized 10,714 shares, outstanding at 11/30/02 7,370 shares	$10,413	$1,000	$1,000	$12,413
Common stock, $.001 par value, authorized - 50,000 shares;
Outstanding - 17,727	18			18
Additional paid-in capital	112,232			112,232
Deferred compensation	(287)			(287)
Accumulated deficit	(113,959)			(113,959)
Other comprehensive loss	(18)			(18)

Total shareholders’ equity	8,399	1,000	1,000	10,399

Total liabilities & shareholders’ equity	$20,668	$—	$1,000	$21,668

(1)	Mr. Robert W. Duggan (or his affiliates or designees) will be making the additional one million investment in February 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER MOTION, INC

February 6, 2003	/s/ Robert W. Duggan

Robert W. Duggan
Chairman and Chief Executive Officer